UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 26, 2012, Briggs & Stratton Corporation issued a press release announcing results for the second quarter of fiscal 2012 in the press release furnished as Exhibit 99.1.

ITEM 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 25, 2012, the Board of Directors of Briggs & Stratton Corporation (the “Company”) authorized a plan to move existing manufacturing from the Company's Newbern, Tennessee facility to its McDonough, Georgia facility. The Company will also close its Ostrava, Czech Republic plant, shifting production to the Company's Murray, Kentucky facility. Also, the Company will continue reducing capacity by reconfiguring and idling certain assets at its Poplar Bluff, Missouri facility. This decision was made after a comprehensive evaluation of the Company's manufacturing operations following significant and prolonged market declines.

The Newbern, Tennessee facility currently manufactures walk behind lawn mowers and snow throwers for the U.S. domestic market. The Ostrava, Czech Republic facility currently manufactures small engines for the outdoor power equipment industry.
These changes will result in the closing of the Company's facility in Newbern, Tennessee, affecting approximately 240 regular employees and 450 temporary employees. Additionally, the closing of the Ostrava, Czech Republic facility will affect approximately 77 regular employees. The Company does not anticipate significant employment changes at its Poplar Bluff, Missouri facility. The Company will provide assistance programs, continued benefits and outplacement services for the affected employees.

Operations in Ostrava and Newbern are expected to wind down by March 15, 2012 and May 15, 2012, respectively. The pre-tax expense related to the restructuring activities is estimated to be $50 million to $55 million, of which, $45 million to $50 million is expected to be realized in fiscal 2012. Included in these charges are estimated pre-tax charges of approximately $35 million to $37 million for non-cash asset impairments and approximately $15 million to $18 million of other cash expenditures. The Company anticipates annualized pre-tax savings of $18 million to $20 million due to the restructuring actions.

ITEM 2.06.    MATERIAL IMPAIRMENTS

The information provided in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.
Cautionary Statement on Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “believe”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “project”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the company's current views and assumptions and involve risks and uncertainties that include, among other things, the ability to successfully forecast demand for our products; changes in interest rates and foreign exchange rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom we compete; changes in laws and regulations; changes in customer and OEM demand; changes in prices of raw materials and parts that we purchase; changes in domestic and foreign economic conditions; the ability to bring new productive capacity on line efficiently and with good quality; outcomes of legal proceedings and claims; and other factors disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the company's Annual Report on Form 10-K and in its periodic reports on Form 10-Q.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated January 26, 2012 announcing results for the second quarter of fiscal 2012.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date:	January 26, 2012	/s/ David J. Rodgers
David J. Rodgers
Senior Vice President and Chief Financial Officer Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 26, 2012 announcing results for the second quarter of fiscal 2012.

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